Exhibit 99.1

Globus Medical Reports First Quarter 2021 Results

AUDUBON, PA, May 4, 2021: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal solutions company, today announced its financial results for the quarter ended March 31, 2021.

•	Worldwide net sales were $227.3 million, an increase of 19.3% as compared to the first quarter of 2020

•	GAAP net income for the quarter was $45.3 million, or 19.9% of net sales, which is an increase of 74.7% as compared to the first quarter of 2020

•	GAAP diluted earnings per share (“EPS”) was $0.44 and non-GAAP diluted EPS was $0.49

•	Non-GAAP adjusted EBITDA was $81.0 million, or 35.2% of net sales

“We got off to a great start in the first quarter, continuing the momentum we established in 2020,” said Dave Demski, President and CEO.  “On a day-adjusted basis, our U.S. Spine business grew by almost 22% over last year, as we continue to take meaningful market share.  Pull through from robotics; contributions from new product introductions; a resurgence in our biologics business; and competitive recruiting were all factors driving growth. Enabling Technologies revenue increased 86%, as surgeon recognition of the clinical superiority of our robotic technology produced back-to-back quarters of strong year-over-year growth.”

Worldwide net sales for the first quarter of 2021 was $227.3 million, an as-reported increase of 19.3% over the first quarter of 2020, and an increase of 18.7% on a constant currency basis.  U.S. net sales for the first quarter of 2021, including robotics, increased by 22.0% compared to the first quarter of 2020.  International net sales for the first quarter of 2021 increased by 5.9% over the first quarter of 2020 as-reported and increased 2.1% on a constant currency basis.

GAAP net income for the first quarter of 2021 was $45.3 million, an increase of 74.7% over the same period last year.  GAAP diluted EPS for the first quarter of 2021 was $0.44, compared to $0.25 for the first quarter 2020, an increase of 74.2%.   Non-GAAP diluted EPS for the first quarter of 2021 was $0.49, compared to $0.29 in the first quarter of 2020,  an increase of 66.9%.

The Company generated net cash from operating activities of $63.6 million and non-GAAP free cash flow of $49.9 million during the first quarter of 2021.  Cash, cash equivalents and marketable securities were $838.4 million as of March 31, 2021.   The Company remains debt free.

2021 Annual Guidance

The Company today increased guidance for full year 2021 net sales from $880 million to $925 million and non-GAAP diluted earnings per share of $1.83 to $1.89.

Conference Call Information

Globus Medical will hold a teleconference to discuss its  first quarter 2021 results with the investment community at 4:30 p.m. Eastern Time today.  Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants

1-720-545-0060     International Participants

There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at www.globusmedical.com/investors.

The call will be archived until Thursday, May 13, 2021.  The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S.  The passcode for the audio replay is 991-6828.

About Globus Medical, Inc.

Globus Medical, Inc. is a leading musculoskeletal solutions company based in Audubon, PA.  The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation expense, provision for litigation, acquisition related costs/licensing, and acquisition of in-process research and development, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense.  Our management also uses non-GAAP Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Acquisition related costs/licensing represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses, including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees, as well as one-time licensing fees.  Acquisition of in-process research and development represents the expensing of acquired assets with no alternative future use and related fees.

In addition, for the period ended March 31, 2021 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP Diluted Earnings Per Share, which represent net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, and the tax effects of all of the foregoing adjustments.  The tax effect adjustment represents the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income.  The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, and the tax effects of all of the foregoing adjustments, which we believe are not reflective of underlying business trends.  Additionally, for the period ended March 31, 2021 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions.  Furthermore, the non-GAAP measure of constant currency net sales growth is calculated by translating current year net sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency net sales growth provides insight to the comparative increase or decrease in period net sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency net sales growth are not calculated in conformity with U.S. GAAP.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.  These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results.  Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency net sales growth may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted.  These risks and uncertainties include, but are not limited to, health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission.  These documents are available at www.sec.gov.   Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share amounts)	2021	2020
Net sales	$227,344	$190,577
Cost of goods sold	55,027	48,864
Gross profit	172,317	141,713

Operating expenses:
Research and development	14,924	15,402
Selling, general and administrative	97,891	93,539
Provision for litigation	(94)	—
Amortization of intangibles	4,774	3,776
Acquisition related costs	274	548
Total operating expenses	117,769	113,265

Operating income/(loss)	54,548	28,448

Other income/(expense), net
Interest income/(expense), net	2,712	4,324
Foreign currency transaction gain/(loss)	(280)	(468)
Other income/(expense)	214	194
Total other income/(expense), net	2,646	4,050

Income/(loss) before income taxes	57,194	32,498
Income tax provision	11,865	6,549

Net income/(loss)	$45,329	$25,949

Other comprehensive income/(loss):
Unrealized gain/(loss) on marketable securities, net of tax	(1,666)	(3,842)
Foreign currency translation gain/(loss)	(4,113)	474
Total other comprehensive income/(loss)	(5,779)	(3,368)
Comprehensive income/(loss)	$39,550	$22,581

Earnings per share:
Basic	$0.45	$0.26
Diluted	$0.44	$0.25
Weighted average shares outstanding:
Basic	99,866	99,635
Diluted	102,420	102,146

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31,	December 31,
(In thousands, except share and per share values)	2021	2020
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$184,848	$239,397
Short-term marketable securities	218,711	187,344
Accounts receivable, net of allowances of $4,358 and $4,408, respectively	160,939	141,676
Inventories	232,007	229,153
Prepaid expenses and other current assets	16,132	17,771
Income taxes receivable	1,736	6,424
Total current assets	814,373	821,765
Property and equipment, net of accumulated depreciation of $282,346 and $276,451, respectively	216,186	216,879
Long-term marketable securities	434,877	358,522
Intangible assets, net	80,414	86,949
Goodwill	155,373	156,716
Other assets	28,693	32,039
Deferred income taxes	7,974	6,615
Total assets	$1,737,890	$1,679,485

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$22,409	$18,205
Accrued expenses	69,908	78,334
Income taxes payable	8,434	1,101
Business acquisition liabilities	6,048	5,777
Deferred revenue	8,653	8,125
Payable to broker	8,225	9,250
Total current liabilities	123,677	120,792
Business acquisition liabilities, net of current portion	29,973	31,493
Deferred income taxes	5,925	6,202
Other liabilities	15,321	14,701
Total liabilities	174,896	173,188

Equity:
Class A common stock; $0.001 par value. Authorized 500,000,000 shares; issued and outstanding 77,587,013 and 77,284,007 shares at March 31, 2021 and December 31, 2020, respectively	78	77
Class B common stock; $0.001 par value. Authorized 275,000,000 shares; issued and outstanding 22,430,097 shares at March 31, 2021 and December 31, 2020	22	22
Additional paid-in capital	474,307	457,161
Accumulated other comprehensive income (loss)	(1,824)	3,955
Retained earnings	1,090,411	1,045,082
Total equity	1,562,994	1,506,297
Total liabilities and equity	$1,737,890	$1,679,485

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended
	March 31,
(In thousands)	2021	2020
Cash flows from operating activities:
Net income	$45,329	$25,949
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,157	14,568
Amortization of premium (discount) on marketable securities	520	20
Write-down of excess and obsolete inventories	1,550	679
Stock-based compensation expense	7,698	6,807
Allowance for doubtful accounts	80	756
Change in fair value of business acquisition liabilities	258	506
Change in deferred income taxes	(808)	(2,895)
(Gain)/loss on disposal of assets, net	103	207
(Increase)/decrease in:
Accounts receivable	(20,346)	14,131
Inventories	(3,997)	(12,108)
Prepaid expenses and other assets	4,516	(205)
Increase/(decrease) in:
Accounts payable	4,212	(283)
Accrued expenses and other liabilities	(4,783)	(13,702)
Income taxes payable/receivable	12,081	7,863
Net cash provided by operating activities	63,570	42,293
Cash flows from investing activities:
Purchases of marketable securities	(185,110)	(57,418)
Maturities of marketable securities	39,850	71,766
Sales of marketable securities	33,818	5,374
Purchases of property and equipment	(13,672)	(22,314)
Net cash used in investing activities	(125,114)	(2,592)
Cash flows from financing activities:
Payment of business acquisition related liabilities	(1,537)	(566)
Proceeds from exercise of stock options	9,101	5,763
Repurchase of common stock	—	(73,864)
Net cash used in/provided by financing activities	7,564	(68,667)
Effect of foreign exchange rates on cash	(569)	(16)
Net increase in cash, cash equivalents, and restricted cash	(54,549)	(28,982)
Cash, cash equivalents, and restricted cash at beginning of period	239,397	195,724
Cash, cash equivalents, and restricted cash at end of period	$184,848	$166,742
Supplemental disclosures of cash flow information:
Income taxes paid	$570	$1,791
Purchases of property and equipment included in accounts payable and accrued expenses	$2,620	$5,287

Supplemental Financial Information

Net Sales by Geographic Area:

	Three Months Ended
	March 31,
(In thousands)	2021	2020
United States	$193,317	$158,447
International	34,027	32,130
Total net sales	$227,344	$190,577

Net Sales by Product Category:

	Three Months Ended
	March 31,
(In thousands)	2021	2020
Musculoskeletal Solutions	$212,416	$182,542
Enabling Technologies	14,928	8,035
Total net sales	$227,344	$190,577

Liquidity and Capital Resources:

	March 31,	December 31,
(In thousands)	2021	2020
Cash, cash equivalents, and restricted cash	$184,848	$239,397
Short-term marketable securities	218,711	187,344
Long-term marketable securities	434,877	358,522
Total cash, cash equivalents, restricted cash and marketable securities	$838,436	$785,263

The following tables reconcile GAAP to Non-GAAP financial measures.

Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended
	March 31,
(In thousands, except percentages)	2021	2020
Net income/(loss)	$45,329	$25,949
Interest income/(expense), net	(2,712)	(4,324)
Provision for income taxes	11,865	6,549
Depreciation and amortization	17,157	14,568
EBITDA	71,639	42,742
Stock-based compensation expense	7,698	6,807
Provision for litigation	(94)	—
Acquisition related costs/licensing	883	957
Adjusted EBITDA	$80,126	$50,506

Net income as a percentage of net sales	19.9%	13.6%
Adjusted EBITDA as a percentage of net sales	35.2%	26.5%

Non-GAAP Net Income Reconciliation Table:

	Three Months Ended
	March 31,
(In thousands)	2021	2020
Net income/(loss)	$45,329	$25,949
Provision for litigation	(94)	—
Amortization of intangibles	4,774	3,776
Acquisition related costs/licensing	883	957
Tax effect of adjusting items	(1,154)	(956)
Non-GAAP net income	$49,738	$29,726

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended
	March 31,
(Per share amounts)	2021	2020
Diluted earnings per share, as reported	$0.44	$0.25
Provision for litigation	—	—
Amortization of intangibles	0.05	0.04
Acquisition related costs/licensing	0.01	0.01
Tax effect of adjusting items	(0.01)	(0.01)
Non-GAAP diluted earnings per share	$0.49	$0.29

* Amounts might not add due to rounding

Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended
	March 31,
(In thousands)	2021	2020
Net cash provided by operating activities	$63,570	$42,293
Purchases of property and equipment	(13,672)	(22,314)
Free cash flow	$49,898	$19,979

Net Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended		Reported	Currency Impact on	Constant Currency
	March 31,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2021	2020	Growth	Period Net Sales	Growth
United States	$193,317	$158,447	22.0%	$—	22.0%
International	34,027	32,130	5.9%	1,208	2.1%
Total net sales	$227,344	$190,577	19.3%	$1,208	18.7%

Contact:

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email:  investors@globusmedical.com

www.globusmedical.com